EXHIBIT 99.1

Quantum Leap Energy Enters into Memorandum of Understanding with a Large U.S. Energy Company Regarding Evaluation of Support to Advance Domestic Enriched Uranium Fuel Supply Chain

Marks an important step toward enhancing the domestic supply chain for nuclear fuel in the United States

Advances QLE’s strategy to build U.S.-based capabilities to support advanced nuclear fuel production

DALLAS, TX – March 6, 2026 – ASP Isotopes Inc. (NASDAQ: ASPI) (“ASPI”) today announced that Quantum Leap Energy LLC (“QLE” or the “Company”), a wholly-owned subsidiary of ASPI dedicated to advancing innovative technologies and processes across critical segments of the fission and fusion nuclear fuel cycle, has entered into a non-binding Memorandum of Understanding (MOU) with a large publicly traded U.S. energy company that operates nuclear power stations.

Under the terms of the MOU, the U.S. energy company will evaluate options to support QLE’s plans to establish advanced nuclear fuel cycle facilities located in the United States.  These facilities are planned to produce high assay low enriched uranium (HALEU) and low enriched uranium plus (LEU+), as well as to provide uranium conversion and deconversion services.  The MOU outlines potential terms for providing financial support pursuant to definitive agreements for the supply of enriched uranium.

QLE believes both HALEU and LEU+ are vital nuclear fuels for the United States.  QLE expects that many advanced nuclear reactors, including small modular reactors, will rely on fuels with higher uranium enrichment levels, specifically HALEU.  QLE also intends to make available LEU+ to the existing fleet of nuclear reactors currently running on LEU, thus enabling existing reactors to lengthen the time between refueling, cut costs and boost power output.  The successful development of U.S.-based advanced nuclear fuel production facilities would represent a significant milestone in strengthening America's domestic nuclear fuel supply chain.

“This memorandum of understanding represents an important step in QLE’s efforts to help establish a domestic supply chain for advanced nuclear fuels,” said Ryno Pretorius, Chief Executive Officer of Quantum Leap Energy.  “We believe interest from a major U.S. energy producer underscores the importance of reliable domestic sources of nuclear fuel.  We look forward to advancing technical diligence and evaluating potential pathways toward long-term commercial collaboration.”

The MOU comes amid growing urgency to increase U.S.-based uranium enrichment capacity including HALEU production capabilities. With the federal government's ban on Russian uranium imports starting in 2028 and increasing demand from next-generation reactor developers, domestic suppliers are expected to be needed to fill a critical perceived gap in the nuclear fuel supply chain.

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About Quantum Leap Energy

Quantum Leap Energy is a development stage nuclear fuels company dedicated to advancing innovative technologies and processes across critical segments of the nuclear fuel cycle. The Company focuses on both front-end activities, including uranium conversion, enrichment of uranium-235 for nuclear fuel production (HALEU, LEU+ and LEU), and isotopic separation of lithium-6 and lithium-7, as well as back-end radioactive waste treatment technologies. Through exclusive global rights to proprietary Aerodynamic Separation Process (ASP) and laser-based Quantum Enrichment (QE) technologies, Quantum Leap Energy aims to address perceived gaps in the nuclear fuel supply chain for advanced nuclear reactors, small modular reactors, and fusion systems. The Company has established strategic partnerships or commercial initiatives and relationships with industry leaders including TerraPower, Fermi America, and the South Africa Nuclear Energy Corporation (Necsa) to accelerate the commercialization of critical isotopes essential for next-generation nuclear energy systems. For additional information, please visit: https://www.qleapenergy.com/.

About ASP Isotopes Inc.

ASP Isotopes Inc. is a development stage advanced materials company building a differentiated isotope enrichment platform to enhance global supply chain access to critical materials for nuclear medicine, next-generation semiconductors, and nuclear energy.  ASPI employs proprietary ASP technology. ASPI’s initial focus is on producing and commercializing highly enriched isotopes for the healthcare and technology industries. ASPI also plans to enrich isotopes for the nuclear energy sector using QE technology that ASPI is developing. ASPI has isotope enrichment facilities in Pretoria, South Africa, dedicated to the enrichment of isotopes of elements with a low atomic mass (light isotopes).

Forward-Looking Statements

Statements contained herein relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the expected need or desire for HALEU and LEU+ by third parties, projections about the future nuclear fuel cycle for advanced nuclear reactors and fusion systems, as well as the existing nuclear fleet, the commencement of research, development and production activities in the United States, the future of the company’s enrichment technologies as applied to uranium enrichment, the outcome of the company’s initiative to commence enrichment of uranium in South Africa and the company’s discussions with nuclear regulators in South Africa and the UK, the outcome of the project contemplated with Necsa, QLE’s anticipated growth strategies and anticipated trends in QLE’s business, statements relating to QLE’s strategic partnerships or commercial initiatives and relationships with Fermi America, TerraPower and Necsa, statements related to the anticipated benefits to QLE and the collaboration resulting from the MOU discussed herein, and statements we make regarding expected operating results, such as future revenues and prospects from the potential commercialization of isotopes, future performance under contracts, and our strategies for product development, engaging with potential customers, market position, and financial results. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which may be beyond QLE’s or ASPI’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by any forward-looking statements.  All forward-looking statements speak only as of the date hereof. QLE and ASPI undertake no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Contact

QLE@icrinc.com

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